     As filed with the Securities and Exchange Commission on December 5, 1996
                                                  Registration No. 333-
                                                                       ---------
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                               FAXSAV INCORPORATED
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       11-3025769
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                               399 THORNALL STREET
                            EDISON, NEW JERSEY  08837
               (Address of principal executive offices) (Zip Code)
                            ------------------------

                      1996 STOCK OPTION/STOCK ISSUANCE PLAN

                            (Full title of the Plan)
                             -----------------------

                               THOMAS F. MURAWSKI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               FAXSAV INCORPORATED
                               399 THORNALL STREET
                            EDISON, NEW JERSEY  08837
           (Name and address, including zip code of agent for service)
                                 (908) 906-2000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
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                                           Proposed     Proposed
    Title of                               Maximum      Maximum
   Securities                Amount        Offering     Aggregate    Amount of
      to be                  to be           Price      Offering   Registration
   Registered             Registered(1)   per Share(2)  Price(2)        Fee
   ----------             -------------   ------------  --------        ---
Options to Purchase         1,794,175          N/A         N/A          N/A
Common Stock

Common Stock,
$0.01 par value         1,794,175 shares     $5.875  $10,540,778.12   $3,195

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of FaxSav Incorporated.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of FaxSav Incorporated on December 2, 1996, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          FaxSav Incorporated (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

          (a) The Registrant's prospectus included in the Registration Statement Number 333-09613 on Form S-1 filed with the SEC on August 6, 1996, pursuant to the Securities Act of 1933, as amended (the "1933 Act") together with amendments thereto, in which there is set forth audited financial statements for the Registrant's fiscal year ended December 31, 1995; and

          (b) The Registrant's Registration Statement No. 0-28754 on Form 8-A filed with the SEC on September 13, 1996, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.


          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   DESCRIPTION OF SECURITIES

          Not Applicable.


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.


Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article IX of the Registrant's Sixth Amended and Restated Certificate of Incorporation provides for indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Reference is also made to Section 10 of the Underwriting Agreement contained in Exhibit 1.1 to the Registrant's Registration Statement Number 333-09613, as amended, which sets forth certain indemnification provisions. The Registrant plans to obtain liability insurance for its officers and directors.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.


Item 8.   EXHIBITS

     Number    Exhibit
     ------    -------

     4         Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration Statement No. 0-28754 on Form 8-A,
               which is incorporated herein by reference pursuant to Item 3(b).
     5         Opinion and Consent of Brobeck, Phleger & Harrison LLP.
     23.1      Consent of Independent Accountants -- Coopers & Lybrand L.L.P.
     23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
     24        Power of Attorney.  Reference is made to page II-4 of this
               Registration Statement.
     99.1      FaxSav Incorporated 1996 Stock Option/Stock Issuance Plan.
     99.2      Notice of Grant of Stock Option.
     99.3      Stock Option Agreement.
     99.4      Addendum to Stock Option Agreement - Involuntary Termination
               Following Corporate Transaction.
     99.5      Addendum to Stock Option Agreement - Limited Stock Appreciation
               Rights.
     99.6      Addendum to Stock Option Agreement - Involuntary Termination
               Following Change in Control.
     99.7      Notice of Grant of Non-Employee Director Automatic Stock Option
               (Initial).
     99.8      Notice of Grant of Non-employee Director Automatic Stock Option
               (Annual).
     99.9      Automatic Stock Option Agreement.
     99.10     Stock Issuance Agreement.
     99.11     Addendum to Stock Issuance Agreement - Involuntary Termination
               Following Corporate Transaction.
     99.12     Addendum to Stock Issuance Agreement - Involuntary Termination
               Following Change in Control.


Item 9.   UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Option/Stock Issuance Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey on this 4th day of December, 1996.

                                        FAXSAV INCORPORATED


                                        By: /s/ Peter S. Macaluso
                                           -----------------------------
                                             Peter S. Macaluso
                                             Vice President and Chief Financial
                                             Officer


                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of FaxSav Incorporated, a Delaware Corporation, do hereby constitute and appoint Peter S. Macaluso and Thomas F. Murawski and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                Title                               Date
---------                -----                               ----


/s/ Thomas F. Murswiski Chief Executive Officer, President December 4, 1996 ----------------------- Chief Financial Officer
Thomas F. Murswiski      (Principal Executive Officer)

Signature                Title                                   Date
---------                -----                                   ----

/s/ Peter S. Macaluso    Vice President and                  December 4, 1996
---------------------    Chief Financial Officer
Peter S. Macaluso        (Principal Financial Officer and
                         Principal Accounting Officer)



/s/ Jeffrey M. Drazan    Director                           December 4, 1996
---------------------
Jeffrey M. Drazan



/s/ Peter A. Howley      Director                            December 4, 1996
--------------------
Peter A. Howley



                        Director                                     , 1996
--------------------                                         -----------
Gregory Dunfield



/s/ Robert Labant        Director                            December 4, 1996
--------------------
Robert Labant

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                               FAXSAV INCORPORATED

                                  EXHIBIT INDEX


     Number    Exhibit
     ------    -------

     4         Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration Statement No. 0-28754 on Form 8-A,
               which is incorporated herein by reference pursuant to Item 3(b).
     5         Opinion and Consent of Brobeck, Phleger & Harrison LLP.
     23.1      Consent of Independent Accountants -- Coopers & Lybrand L.L.P.
     23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
     24        Power of Attorney.  Reference is made to page II-4 of this
               Registration Statement.
     99.1      FaxSav Incorporated 1996 Stock Option/Stock Issuance Plan.
     99.2      Notice of Grant of Stock Option.
     99.3      Stock Option Agreement.
     99.4      Addendum to Stock Option Agreement - Involuntary Termination
               Following Corporate Transaction.
     99.5      Addendum to Stock Option Agreement - Limited Stock Appreciation
               Rights.
     99.6      Addendum to Stock Option Agreement - Involuntary Termination
               Following Change in Control.
     99.7      Notice of Grant of Non-Employee Director Automatic Stock Option
               (Initial).
     99.8      Notice of Grant of Non-employee Director Automatic Stock Option
               (Annual).
     99.9      Automatic Stock Option Agreement.
     99.10     Stock Issuance Agreement.
     99.11     Addendum to Stock Issuance Agreement - Involuntary Termination
               Following Corporate Transaction.
     99.12     Addendum to Stock Issuance Agreement - Involuntary Termination
               Following Change in Control.